UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2014

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of MedAssets, Inc, (the “Company”) was held on June 12, 2014. The following matters were voted upon at the Annual Meeting and the stockholder votes on each such matter are briefly described below:

(a) The Company’s Board of Directors (the “Board”) nominees for election as Class I directors to serve a term of three years received the following votes:

Nominee	Votes For	Withheld Votes	Broker Non-Votes
Rand A. Ballard	35,966,143	16,620,581	4,789,356
Vernon R. Loucks, Jr.	28,777,492	23,809,232	4,789,356
R. Halsey Wise	51,448,062	1,138,662	4,789,356

Each of the Class I directors named above was re-elected with a term of office to continue until the Company’s 2017 Annual Meeting of Stockholders. The following Class II directors’ term of office will continue until the Company’s 2015 Annual Meeting of Stockholders: Ms. Carol J. Zierhoffer and Messrs. C.A. Lance Piccolo and Bruce F. Wesson. The following Class III directors’ term of office will continue until the Company’s 2016 Annual Meeting of Stockholders: Messrs. John A. Bardis, Harris Hyman IV and Terrence J. Mulligan.

(b) Stockholders ratified the appointment by the Board of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
57,339,018	34,463	2,599	0

(c) Stockholders approved the compensation of our named executive officers, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
50,823,316	1,600,156	163,252	4,789,356

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

June 13 , 2014	By:	/s/ Jonathan H. Glenn
	Name:	Jonathan H. Glenn
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary